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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No 333-46357) of FelCor Suite Hotels, Inc of our report dated February 6, 1998 (except with respect to the matter discussed in Note 20 as to which date is March 25, 1998), on the consolidated financial statements of the Bristol Hotel Company (and to all references to our Firm), which are included in the Current Report on Form 8-K of FelCor Suite Hotels, Inc. dated March 24, 1998.




                                             /s/ ARTHUR ANDERSEN LLP

Dallas, Texas,
  April 17, 1998